UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

September 3, 2008

Date of Report (Date of earliest event reported)

CALLAWAY GOLF COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-10962	95-3797580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2180 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA	92008-7328
(Address of principal executive offices)	(Zip Code)

(760) 931-1771

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Amendment to Chief Executive Officer Employment Agreement.

On September 3, 2008, the Company and George Fellows entered into a First Amended and Restated Chief Executive Officer Employment Agreement (the “Employment Agreement”). Set forth below is a brief description of the material terms of the amended and restated Employment Agreement:

Term of Agreement. The Employment Agreement extends the term of Mr. Fellows’ Employment Agreement until December 15, 2011.

Base Salary. An annual base salary of not less than $925,000.

Annual Cash Bonus. An opportunity to earn an annual bonus based upon participation in the Company’s applicable senior management bonus plan as it may or may not exist from time to time with Mr. Fellows’ target bonus opportunity being equal to 100% of his base salary.

Long-Term Incentives. As an incentive to enter into the amended and restated Employment Agreement and to extend the term of the Employment Agreement until December 15, 2011, the Company has granted to Mr. Fellows pursuant to Section 4(c) of the Employment Agreement (i) a stock option for 258,598 shares with an exercise price of $14.04, which stock option is scheduled to vest over a three year period with 1/3 vesting on each anniversary of the grant date, (ii) 71,225 restricted stock units with each unit representing the contingent right to receive one share of the Company’s common stock upon vesting on December 15, 2011, and (iii) one million cash units with each unit representing the contingent right to receive $1 per unit upon vesting on December 15, 2011. In addition, Mr. Fellows will be entitled to participate in the Company’s long-term incentive plan and will be granted long-term incentive awards of not less than $3.2 million for each of 2009 and 2010 and $2.13 million for 2011.

Other Benefits. Other benefits include paid-time off, participation in the Company’s health and welfare plans, 401(k) retirement investment plan, employee stock purchase plan and executive deferred compensation plan, permanent disability benefits (lump sum payment equal to a portion of base salary, base salary continuation, accelerated vesting of a portion of unvested long-term incentive awards and COBRA premiums), and, to the extent the Company provides them to other officers generally, financial, tax and estate planning and related services, annual physicals and golf expense reimbursements. In addition, Mr. Fellows shall be entitled to an auto allowance equal to $1,000 per month, an annual travel allowance of $66,500 to assist Mr. Fellows with reimbursement of travel expenses not otherwise reimbursable under the Company’s policies, and a relocation allowance up to $15,000 to assist Mr. Fellows with relocating his personal property following termination of the Employment Agreement.

Post-Termination Payments. Upon a termination by the Company without substantial cause or by Mr. Fellows for good reason, Mr. Fellows is entitled to post-termination payments as follows: (i) a lump sum cash payment equal to his base salary prorated based upon the number of days employed for the year of termination, (ii) the immediate vesting of all unvested long-term incentive compensation awards, except that performance based awards that so vest will not be paid unless, and then only to the extent that, the performance goals underlying such awards have been satisfied at the end of the applicable performance period, (iii) special severance payments equal to his base salary until December 15, 2011, provided he executes a general release of claims in favor of the Company, continues to uphold his confidentiality obligations to the Company and does not disparage the Company or its officers, employees, vendors, customers, products or activities, (iv) incentive payments equal to his base salary until December 15, 2011, provided he chooses not to engage in any business or venture that competes with the Company or its affiliates, and (v) payment of COBRA and/or CalCOBRA premiums until the later of December 15, 2011 or one year after termination of employment.

Change in Control Rights. Upon a Termination Event (as such term is defined in the Employment Agreement), within one year following a Change in Control (as such term is defined in the Employment Agreement), the Employment Agreement provides for the same benefits as in the case of a termination by the Company without substantial cause as described above, except that the amount of special severance and incentive payments shall each equal three times Mr. Fellows’ then current base salary, payable over a 36-month period, and the payment of COBRA and/or CalCOBRA premiums shall be for thirty six months. Mr. Fellows would also be entitled to indemnification by the Company for any excise tax obligations.

Forfeiture. If the Company is required to prepare an accounting restatement due to material non-compliance by the Company as a result of the intentional misconduct or gross negligence of Mr. Fellows, then Mr. Fellows is required to forfeit (i) any bonus paid within 12 months of filing the document being restated, (ii) any gain on the sale of Company securities during that same period, (iii) the right to receive severance and incentive payments and (iv) any unvested and/or unexercised long-term incentive compensation awards.

The descriptions of the terms of the Employment Agreement and the long-term incentive awards granted on September 3, 2008 are qualified in their entirety by reference to the applicable employment agreement or award agreement, which are attached hereto as Exhibits 10.50 – 10.53 and hereby incorporated in this Item 5.02 by this reference.

SECTION 8 – OTHER EVENTS

Item 8.01	Other Events.

On September 4, 2008, Callaway Golf Company issued a press release captioned “Callaway Golf President and CEO Signs New Agreement.” A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.*

(d)	Exhibits.

The following exhibits are being furnished herewith:

Exhibit 10.50 First Amended and Restated Chief Executive Officer Employment Agreement, entered into as of September 3, 2008, by and between Callaway Golf Company and George Fellows.

Exhibit 10.51 Notice of Grant of Stock Option and Option Agreement entered into as of September 3, 2008.

Exhibit 10.52 Employee Stock Unit Grant Agreement entered into as of September 3, 2008.

Exhibit 10.53 Cash Unit Grant Agreement entered into as of September 3, 2008.

Exhibit 99.1 Press Release, dated September 4, 2008, captioned “Callaway Golf President and CEO Signs New Agreement.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLAWAY GOLF COMPANY

Date: September 4, 2008	By:	/s/ Bradley J. Holiday
	Name:	Bradley J. Holiday
	Title:	Senior Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.50	First Amended and Restated Chief Executive Officer Employment Agreement, entered into as of September 3, 2008, by and between Callaway Golf Company and George Fellows.

10.51	Notice of Grant of Stock Option and Option Agreement entered into as of September 3, 2008.

10.52	Employee Stock Unit Grant Agreement entered into as of September 3, 2008.

10.53	Cash Unit Grant Agreement entered into as of September 3, 2008.

99.1	Press Release, dated September 4, 2008, captioned “Callaway Golf President and CEO Signs New Agreement.”

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